Exhibit 10.30

Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

FIFTH AMENDMENT TO

SOFTWARE LICENSE AGREEMENT

THIS FIFTH AMENDMENT TO SOFTWARE LICENSE AGREEMENT (“Amendment”) is made as of January 1, 2023 (“Effective Date”), by and between RELATIVITY ODA LLC, a Delaware limited liability company (“Relativity”), and KLDISCOVERY ONTRACK, LLC, a Delaware limited liability company (“Client”).

A.
Relativity and Client entered into a Software License Agreement dated January 1, 2021 (“Original Agreement”), as amended from time to time (collectively, and as amended herein, the “Agreement”).

B.
The parties mutually desire to enter into this Amendment on the terms herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.
Relativity Analytics Volume Based Subscription
a.
Commencing as of the Effective Date of this Amendment, Client shall have an Analytics Volume Based Subscription for one (1) year or until any earlier termination of the Agreement, with a Data Threshold of [*], and otherwise on the terms herein and in Exhibit B to the Original Agreement. The Analytics Annual Subscription Fee for the Analytics Volume Based Subscription granted herein is $[*], which is due when Client executes this Amendment.

b.
To the extent that usage of Relativity Analytics exceeds the [*] Data Threshold during the one (1) year subscription, Client shall thereafter pay for Relativity Analytics usage at the $[*] GB Analytics Burst Fee rate. At the end of the one (1) year subscription, Client may elect to renew the Analytics Volume Based Subscription at the same level or at another level per Exhibit B to the Original Agreement, or Client may elect to pay on the Pay-As-You-Go basis, as further described in Exhibit B. If Client does not use the full [*] GB Data Threshold during the one (1) year subscription, Client will receive no refund or credit, and will have no right to carry over unused GBs.

2.
Miscellaneous. As amended herein, all provisions of the Agreement shall remain in effect. However, in case of any inconsistency between this Amendment and other prior portions of the Agreement, this Amendment shall govern. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. This Amendment shall not be binding unless and until fully signed and delivered by both parties. Unless provided to the contrary herein: (a) any terms defined herein shall have the meanings ascribed herein when used as capitalized terms in other provisions hereof; and (b) capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement. The parties may sign and deliver this Amendment as pdfs via email.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date above set forth above.

RELATIVITY ODA LLC		KLDISCOVERY ONTRACK, LLC

By:	/s/ Sailesh Munagala	By:	/s/ Andrew Southam
Name:	Sailesh Munagala	Name:	Andrew Southam
Title:	CFO	Title:	General Counsel